SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party Other Than the Registrant [  ]

Check the appropriate box:

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Preliminary Proxy Statement

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[X]

Definitive Proxy Statement

[   ]

Definitive Additional Materials

[   ]

Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

POINTE FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Articles of Incorporation)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)

Title of each class of securities to which transaction applies:

2)

Aggregate number of securities to which transaction applies:

3)

Per unit price or other underlying value of transaction computed pursuant to

Exchange Act Rule 0-11:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)

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Form, Schedule or Registration Statement No.:

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Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

FOR FRIDAY, APRIL 25, 2003

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of the Shareholders (the "Annual Meeting") of Pointe Financial Corporation (the “Company”) will be held at the Boca Pointe Country Club, 7144 Boca Pointe Drive, Boca Raton, Florida 33433, April 25, 2003, at 10:00 A.M., for the following purposes:

(1)

To elect two Class III directors to serve until 2006, and one continuing Class I director to serve until 2004;

(2)

The ratification of the appointment of Hacker, Johnson & Smith PA as independent auditors of the Company for the fiscal year ending December 31, 2003; and

(3)

To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 3, 2003 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

/s/ R. CARL PALMER, JR.

R. CARL PALMER, JR.

Chairman of the Board

Boca Raton, Florida

March 17, 2003

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

POINTE FINANCIAL CORPORATION

21845 Powerline Road

Boca Raton, Florida 33433

(561) 368-6300

PROXY STATEMENT

For the Friday, April 25, 2003 Annual Meeting of Shareholders

INTRODUCTION

This Proxy Statement is furnished to shareholders of Pointe Financial Corporation (the “Company”) in connection with the solicitation by the Company's Board of Directors (the "Board" or "Board of Directors") of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 A.M. on April 25, 2003, at the Boca Pointe Country Club, 7144 Boca Pointe Drive, Boca Raton, Florida 33433 and at any postponements or adjournments thereof. At the Annual Meeting, the shareholders of the Company will consider the matters described herein. The approximate date of mailing this Proxy Statement and the accompanying proxy card to the Company's shareholders is March 19, 2003.

VOTING AND SOLICITATION OF PROXIES

Use of Proxies at the Annual Meeting

Proxies in the accompanying form, if properly executed, received by the Company prior to the Annual Meeting and not revoked prior to the use thereof, will be voted at the Annual Meeting as instructed thereon. Executed proxies with no instructions indicated thereon will be voted (1) “For” each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors and (2) “For” the ratification of Hacker, Johnson & Smith PA as independent auditors for the fiscal year ending December 31, 2003. The Board of Directors knows of no matters that are to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement, but if other matters are properly presented, it is the intention of the persons designated as proxies on the enclosed proxy card to vote as proxies with respect to such matters in accordance with their judgment.

Revocation of Proxies

A proxy may be revoked at any time prior to the use of such proxy in voting. Any shareholder may revoke a proxy delivered pursuant to this solicitation by delivery of written notice to the Secretary of the Company, by submission of a later-dated proxy, or by voting in person at the Annual Meeting.

Record Date; Shareholders Entitled to Vote at Annual Meeting

Holders of record of the Company’s Common Stock at the close of business on March 3, 2003 (the “Record Date”) are entitled to notice of and to vote on each proposal submitted to the shareholders at the Annual Meeting and any postponements or adjournments thereof.

Each share of Common Stock is entitled to one vote. As of the Record Date, 2,212,964 shares of Common Stock were outstanding.

Quorum; Adjournment; Vote Required for Approval

Holders of the Common Stock are entitled to vote on the proposals being submitted to the shareholders at the Annual Meeting. Holders of shares of the Common Stock, present in person or by proxy, representing a majority of the votes entitled to be cast constitute a quorum at the Annual Meeting for action on all proposals.

Abstentions are included in the calculation of the number of votes represented at the Annual Meeting for purposes of determining whether a quorum has been achieved. In the event there are not sufficient votes for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Under applicable Florida law, the directors nominated for election to the Board, as described under the caption "Election of Directors," must each be elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote at the Annual Meeting. Votes withheld for one or more nominees for director will not be deemed affirmative votes for this purpose.

Solicitation

The Company will bear the cost of solicitation of proxies. In addition to the use of the U.S. mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, facsimile or telegram. Such persons will receive no additional compensation. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for their reasonable expenses in sending the proxy materials to their principals.

A copy of the Company's Annual Report, including consolidated financial statements for the fiscal year ended December 31, 2002, has been mailed to shareholders along with this Proxy Statement.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than twelve members, such number within the foregoing parameters to be set by the Board of Directors. The Bylaws further provide that the Board of Directors shall be divided into three (3) classes of directors of as nearly equal numbers as possible, designated Class I, Class II and Class III, respectively, serving staggered three-year terms, with the term of a class expiring at each annual meeting of shareholders. At the present time, the Board of Directors consists of six members, of which the terms of the two Class III members expire in 2003.

The terms of Class III directors Timothy M. McGinn and R. Carl Palmer, Jr. expire at the upcoming 2003 Annual Meeting. The Board's Nominating Committee has selected Timothy M. McGinn and R. Carl Palmer, Jr. as nominees for re-election as Class III directors for a three-year term expiring at the annual meeting of shareholders in 2006. In February 2003, the Board appointed James L. Horan to serve as a Class I director. The Nominating Committee has selected Mr. Horan as a nominee for re-election as a Class I director for a one-year term expiring at the annual meeting of shareholders in 2004. Each of the nominees has consented to being named as a nominee in this Proxy Statement and to serve if elected. Unless directed otherwise, the persons named as proxies intend to vote for the election of (i) Messrs. McGinn and Palmer as Class III directors, each to hold office until the annual meeting of shareholders in 2006, and (ii) Mr. Horan as a Class I director, to hold office until the annual meeting of shareholders in 2004, and until each of their respective successors is qualified and elected, or until their earlier death, removal or resignation. If Messrs. McGinn, Palmer and Horan should be unavailable for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion. Management, however, does not anticipate that any of the nominees will be unavailable. The following sets forth certain information regarding each nominee as well as the other directors whose terms of office will continue after the annual meeting of shareholders in 2003. All of the directors of the Company are also directors of Pointe Bank (the “Bank”).

Nominees for Director

Name

Position

Age

Timothy M. McGinn

Director, Chairman of the Bank,

54

Vice Chairman of the Company

R. Carl Palmer, Jr.

Director, Chairman, President and

62

Chief Executive Officer of the Company

and President and Chief Executive

Officer of the Bank

James L. Horan

Director

58

Timothy M. McGinn. Mr. McGinn became a director of the Company in 1994 and vice chairman in 1997. Mr. McGinn became chairman of Pointe Bank in April 2002. He has been a director and chairman of McGinn, Smith & Co., Inc., investment bankers and brokers, since 1980. Mr. McGinn serves as director and chairman of Health Enterprises Management, Inc.; director and chairman of First Integrated Capital Corp.; director, chairman and chief executive officer of Integrated Alarm Services Group, Inc.; and a director of Same Day Surgery, Inc. Mr. McGinn also serves as the vice chairman of the New York Racing Association. Mr. McGinn resides part of the year in Albany, New York, and the remainder of the year in Palm Beach County.

R. Carl Palmer, Jr. Mr. Palmer joined the Company and Bank in 1995 as chief executive officer, president and director. He was elected to serve as chairman of the Company in November 2000. He began his banking career at Chemical Bank in New York in 1964. In 1979, he moved to South Florida as an executive vice president for Southeast Banking Corporation where he had responsibilities for business development, business banking and community banking. From 1988 to 1991, he was president, chief operating officer and director of BancFlorida in Naples, Florida. He became a senior associate with Martin W. Taplin & Associates, Inc., a real estate investment firm, in 1991. Mr. Palmer received a B.A. from Dartmouth College in 1962, an M.B.A. from Amos Tuck School in 1963 and a J.D. from New York Law School in 1969.  Mr. Palmer has served as a director of Integrated Alarm Services Group, Inc. since January 2003. Mr. Palmer resides in Palm Beach County.

James L. Horan.  Mr. Horan was appointed to the Board of Directors in March, 2003. Mr. Horan recently retired from KPMG LLP’s Miami office, where he was the managing partner of the South Florida Business Unit from 1994 to 2002, the partner in charge of the tax practice from 1998 to 2002, the partner in charge of international tax practice from 1992 to 1996, and an international tax partner from 1979 to 1996. He joined KPMG’s Miami office in 1977 and was elected to the partnership in 1979. Prior to joining KPMG, he was director of taxation at WFC Corporation from 1975 to 1977, a member of the tax department of Arthur Andersen & Co. from 1970 to 1975, and served in the Peace Corps in Venezuela from 1967 to 1969. He earned his B.S. degree in accounting at Fordham University in 1967 and is a State of Florida Certified Public Accountant. Mr. Horan resides in Miami-Dade County.

Directors Whose Terms Will Continue

Term will

Name

Position

Age

Expire

Clarita Kassin

Director

48

2004

Morris Massry

Director

73

2005

D. Richard Mead, Jr.

Director

72

2005

Clarita Kassin.   Mrs. Kassin was elected as a director of the Company at a regular meeting of the Company’s Board held on November 13, 2000, following the death of her husband Roberto Kassin, and subsequently the shareholders elected her as a Class I director at the annual meeting of shareholders in 2001. Mrs. Kassin is a director and president of Foreign Financial Investment, Inc. She is also president and general partner in the Kassin Family Partnership, Ltd. From 1986 to 2000, she was one-third owner and corporate secretary of D’Oro Designs, fine jewelers, of Bay Harbor Islands. Mrs. Kassin has been a resident of Miami-Dade County since 1978.

Morris Massry. Mr. Massry has been a director of the Company since 1994. He became a director of Flamingo Bank in 1988 and chairman of the board in 1989. Mr. Massry served as chairman of Pointe Bank until April 2002. Mr. Massry has been a partner in the real estate investment firm of Albert, Kirsch, Massry & Massry, in Albany, New York, since 1964. In 2000, the business name changed to Massry Realty Partners. Mr. Massry serves as a vice president and director of the State University Foundation, a director and former chairman of the Center for the Disabled, a director and former chairman of the United Way, and a trustee of Excelsior College, all in Albany, New York, and is a director of Troy Savings Bank in Troy, New York. Mr. Massry resides part of the year in Albany, New York, and part of the year in Miami-Dade County.

D. Richard Mead, Jr. Mr. Mead has been a director of the Company since 1998. Mr. Mead retired from Southeast Banking Corporation as a senior vice president and manager of the Commercial Real Estate Division in 1991. From 1976 to 1991, he was also president and chief executive officer of Southeast Mortgage Company. Prior to joining Southeast Bank, he was an officer of D. R. Mead & Co., a commercial mortgage banking firm, which was sold to Southeast Banking Corporation in 1970. Mr. Mead received his undergraduate degree from Duke University in 1952 and a graduate degree from Harvard Business School in 1954. From 1974 to 2000, he served as a director of Consolidated Paper Company and for several years during his tenure he served as chairman of the audit committee.  Mr. Mead resides in the city of Coral Gables in Miami-Dade County.

Directors are elected for three-year terms, classified into Classes I, II and III.  Mrs. Kassin and Mr. Horan are Class I Directors with terms expiring on the date of the Company’s annual meeting of shareholders in 2004, subject to the shareholders electing Mr. Horan to serve as a Class I director at the 2003 Annual Meeting. Messrs. Massry and Mead are Class II Directors, with terms expiring on the date of the Company’s annual meeting of shareholders in 2005. Messrs. McGinn and Palmer are Class III Directors with terms of office expiring on the date of the Company’s annual meeting of shareholders in 2003. Each officer of the Company is elected by the Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Committees and Meetings of the Board of Directors

The Board of Directors has four committees: the Executive Committee, the Nominating Committee, the Audit Committee and the Compensation Committee.

During 2002, Messrs. McGinn, Massry and Palmer acted as the Executive Committee of the Company’s Board. The Committee Chairman is Mr. McGinn. The Executive Committee is authorized to exercise the powers of the Board of Directors between regular meetings of the Board of Directors, including the power to formulate plans, policies and programs for the management, operation and development of the Company. The Company’s Executive Committee did not meet during 2002.

During 2002, all members of the Company’s Board of Directors served on the Nominating Committee.  The Nominating Committee selects nominees for election as directors of the Company. The Committee met as required as a part of the regular Board meetings of the Company.

During 2002, the Company’s Audit Committee was composed of Messrs. Mead and McGinn and Mrs. Kassin, as well as Mr. Parker D. Thomson who resigned from the Board of Directors in September 2002. The Committee Chairman is Mr. Mead. The Audit Committee reviews the financial condition, operations and records of the Company and the Bank. They also review with management and the independent auditors the systems of internal control and compliance with banking regulations. The Committee held four meetings during 2002.

The Company's Compensation Committee for 2002 was composed of Mrs. Kassin and Messrs. Massry, McGinn and Mead, all non-management members of the Company’s Board. The Committee Chairman is Mr. Mead. During 2002, the Compensation Committee was responsible for approving the compensation for Mr. Palmer, who served as Chairman, President and Chief Executive Officer of the Company during 2002. The Compensation Committee held four meetings during 2002.

The Company’s Board of Directors and the Bank’s Board of Directors each held eleven meetings during 2002. As continuing directors, Messrs. Palmer and McGinn were nominated for re-election and each attended all of the meetings of the Company’s and Bank’s Board. Each of the other continuing directors, Mrs. Kassin and Messrs. Massry and Mead, attended at least 90% of all meetings of each of the Company’s and Bank’s Board.

Compensation of Directors

The fiscal year for compensation of the Board of Directors of the Company and the Bank begins on April 1 and ends March 31. Directors who are also employees of the Company and the Bank do not receive compensation for service on the respective Boards.  For the 12-month period ending March 31, 2003, directors who are not employees of the Company or the Bank received annual retainers of $15,000 for serving on the Board of Directors of the Company and the Bank.

Directors may elect to receive their retainers in the form of cash or shares of Common Stock purchased in the open market. Directors may elect to defer portions of these retainers under the Company’s 1998 Directors Deferred Compensation Plan (the “Deferred Compensation Plan”). The election is made immediately after the annual meeting of shareholders for the coming year’s service. In addition to the annual retainers, each director was granted a ten-year option to purchase up to 2,000 shares of the Company’s Common Stock at a price per share equal to the closing price on the Nasdaq National Market on the date of the grant (i.e., April 26, 2002).  Such compensation to each director is estimated to equal $12,272. The Company uses the Black-Scholes option model to calculate the current value of the ten-year option based on the closing price as reported on Nasdaq National Market on the date of the grant, April 26, 2002 ($14.75), multiplied by 41.6%, multiplied by the number of shares of Common Stock granted under the options (2,000).

The Deferred Compensation Plan for directors was adopted by the Board in 1998 and amended in 2000. The plan provides the directors with the opportunity to defer portions of their retainers. To date, the total number of shares which remain available under this plan is 83,071. For the years ended December 31, 2001 and 2000, a total of 8,532 and 10,219 shares, respectively, were paid in lieu of cash of $96,000 and $92,000, respectively.  For the year ended December 31, 2002, there were no additional shares issued from the Deferred Compensation Plan.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table shows all compensation paid to the Company's Chief Executive Officer and the Company's other four most highly compensated officers during 2002 for all services rendered to the Company and its subsidiaries for each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Awards Securities Underlying Options/SARs (1)	Payouts LTIP (6) Payouts ($)	All Other Compensation (2)
R. Carl Palmer, Jr. Chief Executive Officer and President	2002 2001 2000	$ 270,000 267,500 235,000	46,606 75,909 10,757	24,447 28,256 16,744	80,006 — —	41,753(3) 45,797(3) 15,631

Jean Murphy-Engler (4) Chief Operating Officer Executive Vice President	2002	$ 110,501	—	9,000	—	8,570

Bradley R. Meredith Chief Financial Officer Senior Vice President	2002 2001 2000	$ 125,000 124,170 112,505	19,784 30,628 5,454	6,288 7,267 6,686	54,314 — —	14,179 12,542 11,133

John P. Dover Commercial Lending Senior Vice President	2002 2001 2000	$ 109,589 104,588 94,004	20,457 20,300 10,784	5,533 6,105 4,279	23,713 — —	9,510(5) 9,867 5,483

John W. Lowery, Jr. (7) Senior Credit Officer Senior Vice President	2002 2001 2000	$ 104,585 99,668 15,975	12,339 4,176 —	5,282 5,814 3,000	— — —	13,360 9,917 1,785

————

(1)

All information relates to option grants; no grants of Stock Appreciation Rights (SARs) have been made by the Company.

(2)

All Other Compensation consists of the Company’s contributions to the Company’s 401(k) plan for the benefit of the named executive officers and the Company’s portion of insurance premiums.

(3)

Includes Key Man Life Insurance premium of $15,300 and annual club membership fees.

(4)

Jean Murphy-Engler was appointed as Chief Operating Officer and Executive Vice President on April 15, 2002.

(5)

John P. Dover includes a portion of club membership fees.

(6)

Long Term Incentive Plan reflects the dollar value of the award on exercised option.

(7)

John W. Lowery, Jr. began employment in November 2000.

Stock Option Grants

The following table sets forth certain information concerning the grant of stock options to the named executive officers during the fiscal year ended December 31, 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

Name	No. of Securities Underlying Options Granted (#)(1)	Individual Grants % of Total Options Granted to Employees In Fiscal Year	Exercise Price ($/Share)(4)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 5%($) 10%($)

R. Carl Palmer, Jr.	24,447(2)	23.7%	$ 11.95	02/01/2012	$ 46,049	$ 96,699
Jean Murphy-Engler	9,000(3)	8.7	14.00	04/15/2012	12,915	41,706
Bradley R. Meredith	6,288(2)	6.1	11.95	02/02/2012	21,914	42,029
John P. Dover	5,533(2)	5.4	11.95	02/01/2012	19,283	36,983
John W. Lowery, Jr.	5,282(2)	5.1	11.95	02/01/2012	18,408	35,305

————

(1)

The Company has not granted any SARs.

(2)

All options reflected in the table above were granted under the Company's 1998 Incentive Compensation and Stock Award Plan. The options were granted with an exercise price equal to the fair market value of the Company's Common Stock on February 1, 2002.

(3)

All options reflected in the table above were granted under the Company’s 1998 Incentive Compensation and Stock Award Plan.  The options were granted with an exercise price equal to the fair market value of the Company’s Common Stock on April 15, 2002.

(4)

The exercise price is based on the closing price of Common Stock as reported on Nasdaq National Market on the date of the grant.

Stock Option Exercises and Fiscal Year-End Values

The following table provides information about stock options exercised by the named executive officers during the fiscal year ended December 31, 2002, including the value realized upon exercise. In addition, this table describes the number of unexercised options and the value of unexercised in-the-money options at the end of the 2002 fiscal year.

Aggregated Option/SAR Exercises in Last Fiscal Year and

Fiscal-Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(1) Exercisable Unexercisable		Value of Unexercised in-the- Money Options at Fiscal Year-End(2) Exercisable Unexercisable

R. Carl Palmer, Jr.	19,500	$ 80,006	56,492	48,905	$ 247,207	$ 153,789
Jean Murphy-Engler	-0-	-0-	-0-	9,000	-0-	1,800
Bradley R. Meredith	9,000	54,314	20,228	13,363	89,501	43,635
John P. Dover	6,000	23,713	8,632	11,035	39,051	34,925
John W. Lowery, Jr.	-0-	-0-	3,929	10,167	16,547	30,949

————

(1)

The Company has not granted any SARs.

(2)

The value of unexercised in-the-money options was calculated based on the difference between the market value per share at December 31, 2002 ($14.20) and the exercise price of the options.

Compensatory Contracts and Arrangements

As of August 16, 1999, the Company entered into Employment Agreements with R. Carl Palmer, Jr. and Bradley R. Meredith. Each Employment Agreement provides for certain benefits, including severance pay and the continuation of insurance coverage, for a period of two years upon any of the following occurring after a change in control of the Company: (i) the employee's voluntary termination for good reason; or (ii) termination of employment by the Company other than for cause or disability. The Employment Agreements provide that "good reason" exists if: (i) the employee is assigned duties and responsibilities inconsistent with his position or status; (ii) the Company has reduced the employee's salary or failed to increase the same consistent with performance reviews; (iii) the Company requires the employee to relocate against his wishes or fails to reimburse the employee for a voluntary relocation; or (iv) the Company has failed to continue in effect any benefit plan in which the employee participated before the change in control or takes action adversely affecting his participation in any such plans. The Employment Agreements provide that "cause" exists when the employee: (i) commits an act constituting a felony or involving fraud or serious moral turpitude; (ii) willfully refuses, other than for incapacity, to substantially perform his duties where such refusal causes demonstrable material injury to the Company; or (iii) willfully engages in gross misconduct materially injurious to the Company.

As of June 24, 2002, the Company entered into Employment Agreements with Jean Murphy-Engler and John P. Dover. The Employment Agreements for Ms. Murphy-Engler and Mr. Dover are identical to the Employment Agreements for Messrs. Palmer and Meredith described above.

Compensation Committee Interlocks and Inside Participation

During the 2002 fiscal year, the Compensation Committee of the Company consisted of Mrs. Kassin and Messrs. Mead, McGinn and Massry. No member of the Compensation Committee is an officer of the Company or Bank.

Report on Executive Compensation

The Company’s executive compensation program is designed to provide executives with an annual salary which is competitive in the industry and to grant stock options which serve as incentive compensation. The Company believes that in order to attract and retain talented executives and to motivate them to achieve the Company’s goals, compensation should be comparable to that paid by similar organizations in the industry for executives with similar responsibility and positions and should motivate executives to achieve the Company’s goals for performance and profitability. The Board refers to various industry compensation surveys for assistance in setting appropriate compensation levels.

Based on this policy, R. Carl Palmer, Jr.’s compensation for fiscal year 2002 consisted of his annual base salary, an award of stock options, the Company’s contribution to Mr. Palmer’s 401(k) Plan and a Key Man Life Insurance policy. Mr. Palmer also participates in the Management Incentive Compensation Plan along with other key members of management which provides an annual bonus for meeting Company objectives.  The Compensation Committee evaluated the salary of Mr. Palmer on the same criteria used to evaluate the salaries of other executive officers. The level of Mr. Palmer’s compensation was based on the Company’s overall profitability and the performance of the Bank’s core business. By focusing on the Company’s strategic plan and recruiting a strong management team, Mr. Palmer has been instrumental in improving the profitability of the Company.

Stock options are periodically granted by the Company to some or all of its executive officers as a means of creating a long-term incentive; therefore, no benefit accrues to the executives from the stock option until the market value of the Company’s Common Stock appreciates. This mechanism provides executives with a long-term goal and incentive to enhance equity value of the Bank which coincides with the interests of the shareholders. The Board granted a total of 24,447 stock options to Mr. Palmer in 2002 in recognition of his individual performance and his impact on the Bank’s financial results.  During 2000, the Company determined that it was in the best interests of the Bank to maintain a “key man” life insurance policy on the life of Mr. Palmer. The Company and Mr. Palmer entered into an agreement whereby Mr. Palmer assigned to the Company a $150,000 portion of an existing personal life insurance policy in exchange for the Company paying Mr. Palmer the sum of $18,000 annually.

Respectfully submitted,

COMPENSATION COMMITTEE

D. Richard Mead, Jr., Chairman

Clarita Kassin

Morris Massry

Timothy M. McGinn

PROPOSAL TWO:  RATIFICATION OF APPOINTMENT

OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has appointed Hacker, Johnson & Smith PA as its independent certified public accountants for the fiscal year ending December 31, 2003, subject to ratification by the Company’s shareholders.  Hacker, Johnson & Smith PA audited the Company’s financial statements for the 2002 fiscal year. A representative of the accounting firm is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from the shareholders.

Audit Fees

The Company incurred professional fees by its auditors in an aggregate amount of $58,000 for fiscal year ending December 31, 2002 for professional services rendered by Hacker, Johnson & Smith PA for audit of the annual Financial Statements and for the required review of the Form 10-QSB filings for the year.

Financial Information Systems Design and Implementation Fees

The Company did not incur any fee for financial information systems design and implementation services for the year ended December 31, 2002.

All Other Fees

The Company incurred an aggregate of $5,500 of fees for non-audit tax services provided by Hacker, Johnson & Smith PA.

The Board of Directors recommend a vote “for” the proposal to ratify the appointment of

Hacker, Johnson & Smith PA as the Company’s Independent Auditors.

Report by the Audit Committee

The Audit Committee consists of the following members of the Company's Board of Directors: D. Richard Mead, Jr. (Chairman), Timothy M. McGinn and Clarita Kassin. Each of the members of the Committee is "independent" as defined under the National Association of Securities Dealers' listing standards and qualifies.  The Committee operates pursuant to a written charter adopted by the Board of Directors.

The Committee reviewed and discussed the Company's audited financial statements with management. The Committee discussed the matters required to be discussed by Statement of Auditing Standards 61 (Communication with Audit Committees) with Hacker, Johnson & Smith, PA, the Company's independent accountants.

The Committee received written disclosures and the letter from Hacker, Johnson & Smith, PA required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and discussed with Hacker, Johnson & Smith, PA their independence from the Company and its related entities. Based on the review and discussions referenced above, the Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Corporation's Annual Report for the year ended December 31, 2002. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Audit Committee:

D. Richard Mead, Jr., Chairman

Clarita Kassin

Timothy M. McGinn

Certain Relationships and Related Transactions

Certain directors and executive officers of the Company and the Bank, as well as certain members of their families and certain business entities with which they or their families are affiliated, are borrowers from the Bank. All such loans were made in the ordinary course of business, did not involve more than the normal risk of collection or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons. All loans to directors and executive officers must be approved by the Board of Directors of the Bank.

During 2000, the Company entered into an Operating Agreement with First Integrated Capital Corporation (“FICC”) and formed an investment banking joint venture, Pointe Capital, LLC owned equally by the Company and FICC. Pointe Capital, LLC is a Delaware limited liability company authorized to conduct business in the State of Florida. Mr. McGinn is Chairman of the Board of FICC. A distinct part of FICC’s business is to conduct Community Based Investment Banking activities through joint ventures. During 2000, the Company made an investment in Pointe Capital, LLC of $500,000. Concurrently with the investment the Company purchased 40,000 shares of FICC’s Series A Preferred Shares for a price of $200,000.

In January 2001, the Board of Directors approved a $4,615,000, participation in a five-year, fully amortizing loan to SAI Funding Corporation, a special purpose company organized in the State of Delaware (“SAI”). The loan funded the purchase of security monitoring contract receivables which are pledged as collateral. The resultant recurring monthly revenue from these contracts is the primary source of repayment for this loan. The agent for the loan transaction is McGinn, Smith Acceptance Corporation, a wholly owned subsidiary of McGinn, Smith & Co., Inc.  Mr. McGinn is Chairman of the Board of McGinn, Smith & Co., Inc.  In July 2002, Federal examiners downgraded SAI. Partly as a result of the downgrade, the Company’s loan reserves were increased and factored into the restatement of earnings for second quarter of 2002. On August 23, 2002, approximately 25% of this loan participation was sold at par. The outstanding principal balance on this loan was $2.951 million at December 31, 2002. The participants in this credit are in discussions with SAI regarding modification of the loan agreement. Such modifications include collateral, maturity and the amortization schedule.  Execution of loan documentation related to the modifications is expected during the first quarter of 2003. SAI’s ability to repay under the proposed terms and conditions is viewed as reasonable and the terms and pricing under discussion are deemed at market and comparable to other similar borrowers. At the time the Board of Directors approved the participation, the terms and pricing of the loan were at market and comparable to other similar borrowers.

In July 2001, the Bank’s Board of Directors approved a $2,600,000 participation in a forty-month, fully amortizing term loan to King Central Funding Corporation, a special purpose company organized in the State of Delaware. The loan was paid in full on September 26, 2002.  The agent for the loan transaction was McGinn, Smith Acceptance Corporation, a wholly owned subsidiary of McGinn, Smith & Co, Inc. McGinn, Smith & Co., Inc. also owns twenty percent of KC Acquisition Corporation, the parent company of King Central Funding Corporation. The term loan funded the purchase of security monitoring contract receivables which are pledged as collateral and the resultant monthly recurring cash flow is the primary source of repayment for the loan. The terms and pricing of the loan were at market and comparable to other similar borrowers.

In December 2001, Pointe Capital, LLC, of which the Company owns a 50% equity interest, made an investment of $250,000 in High Yield Liquidity Fund, LLC (“HYLF”) a Delaware limited liability company, whose managing member is Mr. McGinn. HYLF was formed to purchase high yield structured assets primarily in the electronic security alarm, healthcare and commercial real estate industries. The structured assets will entitle HYLF to receive a scheduled stream of monthly payments, providing the investors in HYLF an element of liquidity. In February 2003, this investment was paid in full at par. During the life of the investment, Pointe Capital earned 8% per annum.

PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative total stockholder return on the Company’s Common Stock with the NASDAQ Index and the Company’s peer group consisting of all publicly traded banks in the Southeast region of the United States with assets of $500 million or less. Total return was calculated by assuming $100 was invested on June 12, 1998, at the close of business and dividends are assumed to be reinvested. The stock price performance shown below is not necessarily indicative of future price performance.

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003.

Used with permission. All rights reserved. crsp.com.

** Pointe Financial Peer Group consists of all publicly traded banks in the Southeast region with total assets less than $500 million.

SNL Financial LC

(434) 977-1600

© 2003

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's Common Stock as of March 3, 2003, by (i) each director of the Company; (ii) each executive officer of the Company; (iii) all directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)
Directors and Executive Officers	Number	Percent
Morris Massry (2)	269,071	12.12%
2 Tower Place
Albany, NY 12203

Clarita Kassin (3)	241,275	10.86%
21471 Highland Lakes Boulevard
North Miami, FL 33179

R. Carl Palmer, Jr. (4)	130,397	5.67%
21845 Powerline Road
Boca Raton, FL 33433

Timothy McGinn (5)	59,552	2.68%
15 Marion Avenue
Albany, NY 12203

Bradley R. Meredith (6)	33,156	1.48%
22715 Camino Del Mar, #51
Boca Raton, FL 33433

D. Richard Mead, Jr. (7)	31,690	1.43%
4990 S.W. 72 Street
Unit 105
Miami, FL 33155

John P. Dover (8)	22,167	0.99%
2632 N.W. 29th Avenue
Boca Raton, FL 33434-6032

John W. Lowery, Jr. (9)	16,096	0.72%
21845 Powerline Road
Boca Raton, FL 33433

Jean Murphy-Engler (10)	9,000	0.41%
21845 Powerline Road
Boca Raton, FL 33433

All directors and executive officers,	812,404	33.87%
as a group (11)

(Table continued on next page)

(Table continued from previous page)

Other 5% owners:
Heartland Advisors, Inc. (12)	111,000	5.02%
William J. Nasgovitz
789 North Water Street
Milwaukee, WI 53202

Financial Institution Partners II, L.P. (13)	110,450	4.99%
Hovde Capital, L.L.C.
1824 Jefferson Place N.W.
Washington, D.C. 20036

Barbara Wortley (14)	106,825	4.83%
456 Alexander Palm Road
Boca Raton, FL 33432

Hot Creek Capital, L.L.C. (15)	105,300	4.76%
Post Office Box 3178
Gardnerville, NV 89410

————

(1)

The nature of reported beneficial ownership, as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, is sole voting and investment power unless otherwise indicated. Common Stock ownership of the persons listed reflects, as indicated, shares of the Company's Common Stock that would be issued upon the exercise of options granted to such persons to acquire such Common Stock.

(2)

Reflects 261,154 shares held by Mr. Massry; and 7,917 shares that may be acquired by Mr. Massry upon exercise of his options. Does not include 10,680 shares owned or controlled by Mr. Massry's family members.

(3)

Reflects 21,244 shares held personally by Clarita Kassin; 211,492 shares held by the Kassin Family Partnership Ltd., of which Mrs. Kassin controls 100%; and 8,539 shares that may be acquired by Mrs. Kassin upon the exercise of stock options.

(4)

Reflects 45,250 shares held individually by Mr. Palmer; and 85,147 shares that may be acquired by Mr. Palmer upon the exercise of his options.

(5)

Reflects 12,440 shares held individually by Mr. McGinn; 6,615 shares held jointly by Timothy McGinn and his wife; 24,489 shares held by McGinn, Smith and Co., Inc.; 1,237 shares held by McGinn Smith Capital Holdings; 5,877 shares held by McGinn Smith Incentive Savings Plan; 1,000 shares held by Mr. McGinn as custodian for Matthew McGinn and 7,894 shares that may be acquired by Mr. McGinn upon the exercise of his options. Does not include 1,500 shares owned or controlled by Mr. McGinn's family members.

(6)

Reflects 7,065 shares held individually by Mr. Meredith; and 26,091 shares that may be acquired by Mr. Meredith upon the exercise of his options.

(7)

Reflects 24,690 shares held individually by Mr. Mead; and 7,000 shares that may be acquired by Mr. Mead upon the exercise of his options.

(8)

Reflects 2,500 shares held individually by Mr. Dover; and 19,667 shares that may be acquired by Mr. Dover upon the exercise of his options.

(9)

Reflects 2,000 shares held individually by Mr. Lowery; and 14,096 shares that may be acquired by Mr. Lowery upon the exercise of his options.

(10)

Reflects 9,000 shares that may be acquired by Jean Murphy-Engler upon the exercise of her options.

(11)

Includes an aggregate of 185,351 shares that may be acquired by the group upon the exercise of options.

(12)

As reported in a Schedule 13G filed under the Securities Exchange Act of 1934, dated December 31, 2002, Heartland Advisors, Inc. has investment discretion while Mr. William J. Nasgovitz, President and Principal Shareholder of Heartland Advisors, Inc., has sole voting power.

(13)

As reported in the Schedule 13D filed under the Securities Exchange Act of 1934, dated September 19, 2000, all decisions regarding voting and disposition of the shares are made by the General Partners, Mr. Eric D. Hovde and Mr. Steven D. Hovde.

(14)

As reported in Schedule 13D filed under the Securities Exchange Act of 1934, dated September 21, 2001, Mrs. Barbara Wortley possesses sole voting and dispositive powers.

(15)

As reported in a Schedule 13G filed under the Securities Exchange Act of 1934, the shares of common stock are held in the name of Hot Creek Investors, L.P. (f/k/a Everest Partners, L.P.) (“Investors”), which shares voting and investment power over the shares of common stock with (i) Hot Creek Capital, L.L.C. (f/k/a Everest Managers, L.L.C.), the general partner of Investors (the “General Partner”), and (ii) Mr. David M. W. Harvey, the principal member of the General Partner.  The General Partner and Mr. Harvey expressly disclaim direct and beneficial ownership of the shares reported as deemed to be beneficially owned by them.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership of the Company’s equity securities with the Securities and Exchange Commission (the “Commission”) and the National Association of Securities Dealers, Inc.  The Executive officers, directors and 10% stockholders are required by regulation to furnish the Company with copies of all such Section 16(a) filings made. The Company believes that, during the fiscal year ended December 31, 2002, its officers, directors and holders of more than 10% of the Company’s Common Stock complied with all applicable Section 16(a) filing requirements.

Shareholder Proposals

Proposals of shareholders intended to be presented at the Company’s 2004 Annual Meeting of Shareholders of the Company must be in writing and be received by the Secretary of the Company at 21845 Powerline Road, Boca Raton, Florida 33433, no later than December 26, 2003 for the proposals to be considered for inclusion in the Company’s proxy statement and proxy relating to such meeting, subject to applicable rules and regulations. In addition, the Company’s Bylaws provide that any new business to be taken up at any shareholders’ meeting shall be stated in writing and filed with the Secretary of the Company at least five days before the date of such meeting, and all business so stated, proposed and filed shall be considered at such meeting, but no other proposal shall be acted upon at such meeting unless holders of in excess of 10% of the outstanding capital stock of the Company, present at such meeting in person or by proxy, approve a resolution to the effect that such new business shall be considered at the meeting.

Other Matters

As of the date of this Proxy Statement, management knows of no business to be presented at the meeting other than that described above. If, however, some other matter should be properly presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named as proxies.

A copy of the Form 10-K (without exhibits) for the year ended December 31, 2002, as filed with the SEC, will be furnished without charge to stockholders of record upon request to: Bradley R. Meredith, Chief Financial Officer, at Pointe Financial Corporation, 21845 Powerline Road, Boca Raton, Florida 33433, or by visiting the Bank’s web site at www.pointebank.com.

By Order of the Board of Directors

/s/ R. CARL PALMER, JR.

R. Carl Palmer, Jr.

Chairman of the Board

Boca Raton, Florida

March 17, 2003

APPENDIX I

POINTE FINANCIAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Directors Morris Massry and D. Richard Mead, Jr. or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of Pointe Financial Corporation (the “Company”) to be held on April 25, 2003, at 10:00 A.M., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

(To be signed on Reverse Side)

SEE REVERSE SIDE

|X|  Please mark your

votes as in this example.

1.

Election of Directors

Nominees:

Class III

For

Against

Timothy M. McGinn

 |¯|           |¯|

R. Carl Palmer, Jr.

 |¯|           |¯|

Class I

For

Against

James L. Horan

 |¯|           |¯|

To withhold authority to vote for any

Nominee, write full name of nominee on

the line below:

2.

Approval for the Ratification of Hacker, Johnson & Smith PA as the Company’s Independent Auditors for the fiscal year ending December 31, 2003.

For

Against

Abstain

 |¯|           |¯|

|¯|

Please mark, sign, date and return this Proxy card promptly, using the enclosed envelope.

Please place an "X"  ________ if you plan to attend the Annual Meeting of Shareholders.

This Proxy is revocable and when properly executed will be voted in the manner directed by the undersigned shareholder, UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

Signature                                     Date                Signature                                     Date

                                                                                                                            Signature if held jointly

Note: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.